EXHIBIT 99.1


                       FORM 4 JOINT FILER INFORMATION

1.   Name:                    SW Acquisition Inc.

     Designated Filer:        Honeywell International Inc.

     Address:                 101 Columbia Road
                              Morristown, NJ  07962

     Issuer & Ticker Symbol:  Silent Witness Enterprises Ltd. (SILW)

     Date of Event
     Requiring Statement:     February 17, 2004

     Relationship to Issuer:  10% Owner

     Signature:               By: /s/ Thomas F. Larkins
                                 ------------------------------
                                 Name:  Thomas F. Larkins
                                 Title: President and Secretary



2.   Name:                    Honeywell Limited/Honeywell Limitee

     Designated Filer:        Honeywell International Inc.

     Address:                 155 Gordon Baker Road
                              North York, Ontario M2H 3N7

     Issuer & Ticker Symbol:  Silent Witness Enterprises Ltd. (SILW)

     Date of Event
     Requiring Statement:     February 17, 2004

     Relationship to Issuer:  10% Owner

Signature:                    By: /s/ Thomas F. Larkins
                                 ------------------------------
                                 Name:  Thomas F. Larkins
                                 Title: Secretary